UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004
                                                  -------------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
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(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
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              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

     On June 15, 2004, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. REPORTS
2004 SECOND QUARTER RESERVE
STRENGTHENING AND ESTIMATED
STORM LOSSES

     DES MOINES, Iowa (June 15, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today announced that it will strengthen its bulk loss and settlement expense reserves by approximately $2,940,000 in the second quarter of 2004. This increase in reserves will reduce second quarter earnings by approximately $1,910,000 ($0.17 per share) on an after tax basis. In addition, active storm patterns during the month of May resulted in estimated storm losses of $4,148,000. Storm losses for the first two months of the second quarter of 2004 now total $5,044,000 ($0.28 per share after taxes). For comparative purposes, storm losses for the three months ended June 30, 2003 totaled $10,341,000 ($0.59 per share after tax).

     The reserve strengthening is being implemented in response to recently completed actuarial evaluations of the carried reserves for the Company's property and casualty insurance segment. Based on the results of these evaluations, it was decided that the Company's carried reserves should be increased in response to a continued upward trend in projected ultimate losses. The adjustment in reserves being implemented in the second quarter of 2004 represents an increase of only 0.8 percent of the total loss and
settlement expense reserves carried at March 31, 2004.   It should be noted
that actuarial evaluations of the Company's carried reserves are performed on a regularly-scheduled basis and that additional evaluations will be performed during the remainder of the year. The Company's standard practice is to adjust its carried reserves as necessary in response to these evaluations in an effort to maintain a consistent level of reserve adequacy.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rating agency actions and other risks and uncertainties inherent to the Company's business.

     The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Vice President & Chief Financial Officer
June 15, 2004